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                                                                   EXHIBIT 10.8

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                            HOUSEHOLD INTERNATIONAL

                   DEFERRED PHANTOM STOCK PLAN FOR DIRECTORS


     SECTION 1. PURPOSE. The purpose of the Household International Deferred Phantom Stock Plan for Directors (the "Plan") is to provide non-management directors (the "Directors") of Household International, Inc. (the "Company") with the opportunity to defer receipt of phantom Company Common Stock units paid by the Company to Directors. The Plan is designed to aid the Company in attracting and retaining as members of its Board of Directors persons whose abilities, experience and judgment can contribute to the well-being of the Company.

     SECTION 2. EFFECTIVE DATE. The effective date of this Plan is July 11, 1995. The Plan was subsequently amended on January 9, and July 9, 1996.

     SECTION 3. ELIGIBILITY. Any Director of the Company who is not deemed to be an employee of the Company or any subsidiary thereof will participate in the Plan.

     SECTION 4. DEFERRED COMPENSATION ACCOUNT. An unfunded deferred compensation account (the "Account") shall be established for each Director as of January 30, 1996, or in the case of any newly elected Director following January 30, 1996, on the date such Director joins Household's Board of Directors.

     SECTION 5. AMOUNT OF DEFERRAL. On the date of each Annual Meeting of Stockholders of the Company at which a Director is elected to the Company's Board of Directors, commencing with the Annual Meeting to be held in 1996, each such Director shall be credited with 250 phantom Company Common Stock units until such Director has been elected to the Company's Board of Directors at ten
(10) Annual Meetings of Stockholders (it being understood that current Directors standing for re-election at the 1996 Annual Meeting of Stockholders shall only receive this award for the number of years he/she has remaining until he/she attains their tenth anniversary of being elected by the stockholders to the Company's Board of Directors).

     SECTION 6. TIME OF ELECTION OF DEFERRAL. Except as set forth herein, an acknowledgement to defer phantom stock, accompanied by a Designation of Beneficiary and Account Distribution Form (the "Forms"), must be completed and received by the Secretary of the Company on or before July 31, 1995, for each Director serving on the Company's Board of Directors as of the effective date of this Plan. In the case of newly elected





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Directors, the Forms must be completed and received by the Secretary of the
Company within 30 days after the date such Director is elected to the Board.

     SECTION 7. HYPOTHETICAL INVESTMENT. The phantom Company Common Stock units received by each Director will be credited to each participant's Account using the fair market value of a share of the Company's Common Stock, $1.00 par value, on the date of each applicable Annual Meeting of Stockholders. During the deferred period, the phantom Company Common Stock units will be credited on each dividend payment date for the Company's Common Stock with additional phantom Company Common Stock units determined by dividing the aggregate cash dividend which would have been paid if the existing phantom Common Stock units were actual shares of the Company's Common Stock by the fair market value of the Company's Common Stock as of the dividend payment date, computed to four decimal places. For purposes of the Plan, the "fair market value" of one share or unit of the Company's Common Stock shall be the average of the high and low sale prices for a share of such Common Stock as published in The Wall Street Journal for the respective determination date.

     SECTION 8. VALUE OF DEFERRED COMPENSATION ACCOUNTS. The value of each participant's Account shall include deferred phantom Company Common Stock units and dividends credited thereon, pursuant to Section 7 of the Plan. All deferred amounts to be paid to a participant pursuant to the Plan are to be paid in cash, with the value of the phantom Company Common Stock units being the fair market value of an equal number of shares of the Company's Common Stock on the date of payment.

     SECTION 9. PAYMENT OF DEFERRED COMPENSATION. All such payments accumulated under this Plan will be made as soon as practicable following the date on which a Director leaves the Board of Directors. A participant may elect to receive the value of his or her deferred compensation at a later date, but such date may not be prior to the date on which a Director leaves the Board of Directors. Deferred phantom Company Common Stock units and dividends (including appreciation or loss) thereon will be payable in cash either in a lump sum or in such number of quarterly or annual installments as the participant chooses up to a maximum ten-year period, subject to the participant's right to change such method of distribution no later than twelve months prior to the first date deferred phantom Company Common Stock units are to be paid. If a participant elects to receive payment from his or her Account in installments, the participant's Account will continue to accrue dividends (and appreciation or loss) during the installment period. Dividends credited to a participant's Account during the installment period will be paid





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on the next installment payment date.

     SECTION 10. CHANGE IN CONTROL. A "Change in Control" means a change in the beneficial ownership of the Company's Common Stock or a change in the composition of the Company's Board of Directors as a result of any of the following occurrences:

     (1) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) other than

          (x) a trustee or other fiduciary of securities held under an employee benefit plan of the Company, or

          (y)   an employee or any person acting in concert with an employee becomes a beneficial owner, directly or indirectly, of the Company's Common Stock representing twenty percent (20%) or more of the total voting power of the Company's then outstanding Common Stock; or

     (2) a tender offer is made for thirty percent (30%) or more of the Company's Common Stock, which tender offer has not been approved by the Board of Directors of the Company.

     Notwithstanding any other provision of the Plan, if a Change of Control occurs, then the Company shall create a trust or take such other actions as are appropriate to protect each participant's Account.

     SECTION 11. DESIGNATION OF BENEFICIARY. A participant may designate a beneficiary or beneficiaries which shall be effective upon filing written notice with the Secretary of the Company on the form provided for that purpose. If no beneficiary is designated, the beneficiary will be the participant's estate. If more than one beneficiary statement has been filed, the beneficiary or beneficiaries designated in the statement bearing the most recent date will be deemed the valid beneficiary or beneficiaries.

     SECTION 12. DEATH OF PARTICIPANT OR BENEFICIARY. In the event of a participant's death before he or she has received the full value of his or her Account, the then current value of the participant's Account shall be determined as of the day immediately following death and such amount shall be paid to the beneficiary or beneficiaries of the deceased participant as soon





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as practicable thereafter in cash in a lump sum.  If no designated beneficiary has been named or survives the participant, the beneficiary will be the participant's estate.

     SECTION 13. PARTICIPANT'S RIGHTS UNSECURED. The right of any participant or beneficiary to receive payment under the provisions of the Plan shall be an unsecured claim against the general assets of the Company, and no provisions contained in the Plan shall be construed to give any participant or beneficiary at any time a security interest in the Account or any other assets of the Company.

     SECTION 14. STATEMENT OF ACCOUNT. Statements will be sent to participants quarterly as to the value of their Accounts as of the 15th day of January, April, July and October for each year in which their is Account activity.

     SECTION 15. ASSIGNABILITY. No right to receive payments hereunder shall be transferable or assignable by a participant or a beneficiary, except by will or by the laws of descent and distribution.

     SECTION 16. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company. The Committee shall conclusively interpret the provisions of the Plan and shall make all determinations under the Plan. The Committee shall act by vote or written consent of a majority of its members.

     SECTION 17. AMENDMENT OR TERMINATION OF PLAN. This Plan may at anytime or from time to time be amended, modified or terminated by the Board of Directors of the Company. No amendment, modification or termination shall, without the consent of a participant, adversely affect such participant's accruals.

     SECTION 18. GOVERNING LAW. This Plan shall be governed by and construed in accordance with the laws of the State of Illinois.







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